Second Quarter 2019 Earnings Call July 30, 2019 Supplemental information

Forward-looking statements The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, disintermediation, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated July 29, 2019 (the “Q2 Earnings Release Form 8-K”), the Form 10-K for the year ended Dec. 31, 2018, the Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q2 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Encompass Health 2

Table of contents Q2 2019 summary.................................................................................................... 4-5 Clinical collaboration rate ......................................................................................... 6 Inpatient rehabilitation segment ................................................................................. 7-8 Home health & hospice segment.................................................................................. 9-10 Consolidated Adjusted EBITDA..................................................................................... 11 Earnings per share................................................................................................... 12-13 Adjusted free cash flow ............................................................................................ 14 Guidance.............................................................................................................. 15-16 Free cash flow assumptions and uses............................................................................. 17-18 Overview of rollover shares and SARs ............................................................................ 19 Appendix Map of locations ..................................................................................................... 21 Rebranding and name change ..................................................................................... 22 Expansion activity ................................................................................................... 23 Pre-payment claims denials - inpatient rehabilitation segment ............................................. 24 Business outlook ..................................................................................................... 25-27 Debt schedule and maturity profile .............................................................................. 28-29 New-store/same-store growth..................................................................................... 30-31 Payment sources (percent of revenues) ......................................................................... 32 Inpatient rehabilitation operational and labor metrics ....................................................... 33 Home health & hospice operational metrics .................................................................... 34 Share information ................................................................................................... 35 Segment operating results ......................................................................................... 36-38 Reconciliations to GAAP ............................................................................................ 39-47 End notes ............................................................................................................. 48-49 Encompass Health 3

Q2 2019 summary Q2 Growth ($millions) Q2 2019 Q2 2018 Dollars Percent Encompass Health Consolidated Net operating revenues $ 1,135.0 $ 1,067.7 $ 67.3 6.3% Adjusted EBITDA $ 252.2 $ 231.6 $ 20.6 8.9% Inpatient Rehabilitation Segment Net operating revenues $ 873.9 $ 834.6 $ 39.3 4.7% Adjusted EBITDA $ 233.9 $ 223.5 $ 10.4 4.7% Home Health and Hospice Segment Net operating revenues $ 261.1 $ 233.1 $ 28.0 12.0% Adjusted EBITDA $ 49.1 $ 41.6 $ 7.5 18.0% Major takeaways: u Strong revenue growth Ÿ Inpatient rehabilitation segment ü Discharge growth of 3.7%; same store = 2.2% ü Net revenue per discharge increase of 1.5% Ÿ Home health and hospice segment ü Admissions growth of 11.2%; same store = 8.3% ü Revenue per episode decrease of 0.3% u Consolidated Adjusted EBITDA increased 8.9% to $252.2 million. u Adjusted EPS of $1.08 per diluted share increased 9.1% - see pages 12 and 13. u Year-to-date adjusted free cash flow of $270.0 million - see page 14. Encompass Health Reconciliations to GAAP provided on pages 39-47 4

Q2 2019 summary (cont.)

Expansion activity (see page 23)

- Began operating a new 40-bed inpatient rehabilitation hospital in Lubbock, Texas in May 2019, a joint venture with University Medical Center Health System
- Added 81 beds to existing hospitals
- Opened new home health location in South Carolina
- Acquired Alacare Home Health and Hospice on July 1, 2019
  - ✓ 23 home health locations and 23 hospice locations in Alabama
  - ✓ $217.5 million cash purchase price funded with cash on hand and borrowings under revolving credit facility
  - ✓ Three new IRF overlap markets
  - ✓ Income tax benefit with an estimated present value of ~$30 million

Balance sheet

- Leverage ratio of 2.9x at end of second quarter
  - ✓ Included funding for Alacare acquisition and DOJ settlement(1)
- Redeemed $100 million of 5.75% Senior Notes due 2024 at 101.917% in June 2019

Shareholder and other distributions

- Repurchased 521,262 shares of common stock for ~$31 million(2)
  - ✓ Year-to-date repurchases of 740,970 shares of common stock for ~$44 million(2)
- Paid quarterly cash dividend of $0.27 per share in April 2019
- Declared a $0.27 per share quarterly cash dividend in May 2019 (paid in July 2019)
- Declared a $0.28 per share quarterly cash dividend in July 2019 (to be paid in October 2019)
- Received notice of exercise from holders of Home Health Holdings in July 2019 for the vested portion of their rollover shares and SARs which will result in cash distributions of ~$218 million expected to be paid in Q3 2019 (see page 19).

Encompass Health
Refer to pages 48-49 for end notes.
5

The Company continues to improve the patient experience and outcomes through integrated care delivery.

- As of June 30, 2019, Encompass Health had 83 overlap markets.*
- The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased 170 basis points in Q2 2019 compared to Q2 2018.
- The clinical collaboration rate objective is 40% in the near term.
- The objectives of clinical collaboration are to improve the patient experience and outcomes and to reduce the total cost of care across a post-acute episode.
  - Coordination between our IRFs and home health teams is resulting in lower discharges to skilled nursing facilities, higher discharges to home and improved patient satisfaction.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*



33.2%
Collaboration rate
5,219
10,486
34.9%
Collaboration rate
5,871
10,955
Q2 2018
Q2 2019
Encompass Health IRF discharges to:
Encompass Health home health
Non-Encompass Health home health

Encompass Health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

6

Inpatient rehabilitation segment - revenue

($millions)	Q2 2019	Q2 2018	Favorable/ (Unfavorable)
Net operating revenues:			
Inpatient	$ 851.8	$ 809.6	5.2%
Outpatient and other	22.1	25.0	(11.6%)
Total segment revenue	**$ 873.9**	**$ 834.6**	4.7%
(Actual Amounts)			
Discharges	46,679	45,010	3.7%
Same-store discharge growth			2.2%
Net patient revenue per discharge	$ 18,248	$ 17,987	1.5%
Revenue reserves related to bad debt as a percent of revenue	1.4%	1.2%	20 basis points

- Revenue growth was driven by volume and pricing growth.
  - New-store discharge growth resulted from joint ventures in Murrells Inlet, SC (September 2018), Winston-Salem, NC (October 2018), and Lubbock, TX (May 2019) and wholly owned hospitals in Shelby County, AL (April 2018) and Bluffton, SC (June 2018).
  - Same-store discharge growth in Q2 2019 was negatively impacted by ~20 basis points due to the ongoing effects of Hurricane Michael on operations in the Panama City, Florida market.
  - Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates from all payors and improvements in discharge destination partially offset by lower prior period cost report adjustments compared to Q2 2018.
- Revenue reserves related to bad debt as a percent of revenue increased 20 basis points to 1.4% primarily due to the initiation of Targeted Probe and Educate, or TPE, reviews at certain hospitals and a decline in collections of previously denied claims (see page 24).

Encompass Health 7

Inpatient rehabilitation segment - Adjusted EBITDA

($millions)	Q2 2019	% of Revenue	Q2 2018	% of Revenue
Net operating revenues	$ 873.9		$ 834.6	
Operating expenses:				
Salaries and benefits	(443.6)	50.8%	(416.5)	49.9%
Other operating expenses[(a)]	(127.2)	14.6%	(126.9)	15.2%
Supplies	(36.7)	4.2%	(34.7)	4.2%
Occupancy costs	(16.3)	1.9%	(16.0)	1.9%
Hospital operating expenses	(180.2)	20.6%	(177.6)	21.3%
Other income[(b)]	1.9		1.2	
Equity in nonconsolidated affiliates	1.4		1.6	
Noncontrolling interests	(19.5)		(19.8)	
Segment Adjusted EBITDA	**$ 233.9**		**$ 223.5**	
Percent change	4.7%			

In arriving at Adjusted EBITDA, the following were excluded:

(a)	Loss on disposal of assets	$ 1.4	$ 2.4	
(b)	Change in fair market value of equity securities	$ (0.3)	$ 0.4	

▶ **Segment Adjusted EBITDA for the quarter of $233.9 million.**

- All expense ratios were negatively impacted by an increase in revenue reserves related to bad debt (see page 7) and a decrease in prior period cost report adjustments.
- The increase in salaries and benefits as a percent of revenue was within the Company's expected range.
  - ✓ Salaries and benefits in Q2 2019 were impacted by:
    - higher salaries and wages per full-time equivalent and an increase in group medical expense
    - partially offset by a reduction in workers' compensation expense.
- Other operating expenses decreased as a percent of revenue in the second quarter of 2019 due primarily to lower provider and other taxes, favorable trends in general and professional liability expense, and operating leverage resulting from revenue growth.

Encompass Health

Reconciliations to GAAP provided on pages 39-47

8

Home health and hospice segment - revenue Q2 Q2 Favorable/ ($millions) 2019 2018 (Unfavorable) Net operating revenues: Home health revenue $ 222.7 $ 204.8 8.7 % Hospice revenue 38.4 28.3 35.7 % Total segment revenue $ 261.1 $ 233.1 12.0 % Home Health Metrics (Actual Amounts) Admissions 37,828 34,026 11.2 % Same-store admissions growth 8.3 % Episodes 66,881 61,238 9.2 % Same-store episode growth 6.2 % Revenue per episode $ 2,959 $ 2,968 (0.3)% u Revenue growth was driven by volume growth. Ÿ New-store admissions growth included the acquisition of Camellia Healthcare on May 1, 2018. u Revenue per episode decreased 0.3% due primarily to the timing of completed episodes and the resolution of a Zone Program Integrity Contractor audit that positively impacted pricing in Q2 2018. u Hospice revenue increased primarily due to acquisitions and same-store admissions growth of 13.6%. Encompass Health 9

Home health and hospice segment - Adjusted EBITDA u Segment Adjusted EBITDA for the quarter of $49.1 Q2 Q2 % of % of million. ($millions) 2019 Revenue 2018 Revenue Ÿ Included the acquisition of Net operating revenues $ 261.1 $ 233.1 Camellia Healthcare which closed on May 1, 2018 Ÿ Cost of services (119.9) 45.9% (109.1) 46.8% Cost of services as a Support and overhead costs(a) (89.7) 34.4% (80.8) 34.7% percent of revenue decreased primarily due Operating expenses (209.6) 80.3% (189.9) 81.5% to: üimprovements in Other income — 0.5 caregiver optimization Equity in net income of nonconsolidated affiliates 0.4 0.4 and productivity in home Noncontrolling interests(b) (2.8) (2.5) health and ü Segment Adjusted EBITDA $ 49.1 $ 41.6 increased scale and efficiencies in hospice. Percent change 18.0% Ÿ Support and overhead costs as a percent of In arriving at Adjusted EBITDA, the following were excluded: revenue decreased (a) primarily due to favorable Gain on disposal of assets $ (0.1) $ — group medical expense and (b) SARs mark-to-market impact on noncontrolling operating leverage interests (see page 19) $ (2.6) $ (0.9) resulting from revenue growth. Encompass Health Reconciliations to GAAP provided on pages 39-47 10

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA for the quarter of $252.2 million

- General and administrative expenses decreased as a percent of consolidated revenue primarily due to expenses associated with the Company's rebranding and name change in 2018 and operating leverage resulting from revenue growth.

($millions)		Q2 2019	% of Consolidated Revenue		Q2 2018	% of Consolidated Revenue
Inpatient rehabilitation segment Adjusted EBITDA	$	233.9		$	223.5	
Home health and hospice segment Adjusted EBITDA		49.1			41.6	
General and administrative expenses*		(30.8)	2.7%		(33.5)	3.1%
Consolidated Adjusted EBITDA	$	252.2		$	231.6	
Percentage change		8.9%				

General and Administrative Expenses Associated with Rebranding and Name Change

($millions)		Q1		Q2	Q3	Q4		Year to Date
2019	$	0.8	$	0.2	TBD	TBD	$	1.0
2018		3.6		2.8	1.9	2.6		10.9
2017		0.5		1.7	1.5	2.5		6.2

See rebranding and name change information on page 22.

* General and administrative expenses in the above table exclude stock compensation of $45.9 million and $21.4 million for the second quarter of 2019 and 2018, respectively, as well as $0.4 million in transaction costs for the second quarter of 2019.

Reconciliations to GAAP provided on pages 39-47

Encompass Health 11

Earnings per share - as reported

(In Millions, Except Per Share Data)	Q2 2019	Q2 2018	6 Months 2019	6 Months 2018
Consolidated Adjusted EBITDA	$ 252.2	$ 231.6	$ 495.1	$ 454.9
Depreciation and amortization	(52.7)	(49.7)	(105.2)	(95.6)
Interest expense and amortization of debt discounts and fees	(37.7)	(37.7)	(74.9)	(73.3)
Stock-based compensation expense	(45.9)	(21.4)	(65.3)	(47.5)
Noncash loss on disposal of assets	(1.3)	(2.4)	(2.4)	(3.2)
	114.6	120.4	247.3	235.3
Certain items non-indicative of ongoing operating performance:				
Loss on early extinguishment of debt	(2.3)	—	(2.3)	—
Transaction costs	(0.4)	—	(1.0)	(1.0)
SARs mark-to-market impact on noncontrolling interests (see page 19)	2.6	0.9	3.4	1.9
Change in fair market value of equity securities	0.3	(0.4)	1.2	(1.0)
Payroll taxes on SARs exercise	—	—	(0.2)	—
Pre-tax income	114.8	120.9	248.4	235.2
Income tax expense	(23.5)	(29.3)	(54.3)	(59.3)
Income from continuing operations*	$ 91.3	$ 91.6	$ 194.1	$ 175.9
Diluted shares (see page 35)	99.3	99.6	99.5	99.6
Diluted earnings per share*	**$ 0.92**	**$ 0.92**	**$ 1.95**	**$ 1.76**

- Reported earnings per diluted share for both periods in 2019 compared to the same periods of 2018 reflect an increase in Adjusted EBITDA and a lower effective tax rate offset by an increase in stock-based compensation.
- Higher depreciation and amortization resulted from capital investments.
- Stock-based compensation increased in 2019 due to higher SARs cost resulting from an increase in the applicable peer multiple and Adjusted EBITDA growth in the home health and hospice segment (see page 19).
- The loss on early extinguishment of debt resulted from the Company's redemption of $100 million of its 5.75% Senior Notes due 2024 in Q2 2019.[3]
- The lower effective tax rate in 2019 resulted primarily from the deductible portion of the settlement with the United States Department of Justice[1] and windfall tax benefits related to the vesting of share-based compensation.

Encompass Health

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 48-49 for end notes.

12

Adjusted earnings per share(4) Q2 6 Months 2019 2018 2019 2018 Earnings per share, as reported $ 0.92 $ 0.92 $ 1.95 $ 1.76 Adjustments, net of tax: Mark-to-market adjustment for stock appreciation rights (see page 19) 0.21 0.07 0.28 0.15 Transaction costs — — 0.01 0.01 Income tax adjustments (0.07) (0.01) (0.12) (0.01) Loss on early extinguishment of debt(3) 0.02 — 0.02 — Change in fair market value of equity securities — — (0.01) 0.01 Adjusted earnings per share* $ 1.08 $ 0.99 $ 2.12 $ 1.92 Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 44-47. Encompass Health 13 Refer to pages 48-49 for end notes.

2019 Adjusted free cash flow(5) $40.2 $18.8 $8.0 ($76.8) ($1.6) $281.4 $270.0 Adjusted free cash Adjusted Working capital Cash interest Cash tax Maintenance Adjusted free cash flow 6 Mos. 2018 EBITDA and other payments payments, capital expenditures flow 6 Mos. 2019 net of refunds u Adjusted free cash flow for year-to-date 2019 decreased as increased Adjusted EBITDA and lower cash taxes were offset by an increase in working capital. Ÿ Increased working capital primarily resulted from higher accounts receivable related to the initiation of TPE reviews in both segments in the first half of 2019 and the recovery of previously denied claims in the first half of 2018 (see page 24). Reconciliations to GAAP provided on pages 39-47 Encompass Health 14 Refer to pages 48-49 for end notes.

Guidance - updated as of July 29, 2019 Previous 2019 Full-Year Updated 2019 Full-Year Guidance Guidance Net operating revenues Net operating revenues $4,500 million to $4,600 million $4,500 million to $4,600 million Adjusted EBITDA(6) Adjusted EBITDA(6) $925 million to $945 million $940 million to $960 million Adjusted earnings per share Adjusted earnings per share from continuing operations from continuing operations attributable to Encompass attributable to Encompass Health(4) Health(4) $3.71 to $3.85 $3.71 to $3.85 2019 guidance now includes the Company's acquisition of Alacare Home Health and Hospice which closed on July 1, 2019. Encompass Health Refer to pages 48-49 for end notes. 15

2019 Guidance considerations

Inpatient rehabilitation

- Estimated 1.2% increase in Medicare pricing before reserves related to bad debt for Q3; estimated 0% to (0.25)% reimbursement rate change for Q4 (see page 26)
- Salary increase of approx. 3.0%; benefits increase of approx. 6.0% to 8.0% (see page 27)
- Revenue reserve related to bad debt of 1.4% to 1.6% of net operating revenues
- Administrative costs related to transition to CARE Tool payment system

Home health and hospice

- Estimated 1.5% net Medicare pricing increase before reserves related to bad debt for second half of 2019 (see page 26)
- Salary increase of approx. 3.0%; benefits increase of approx. 6.0% to 8.0% (see page 27)
- Inclusive of up to $50 million of home health and hospice acquisitions in 2019 and the acquisition of Alacare on July 1, 2019
- Inclusive of the reduction in noncontrolling interests related to the redemption of the rollover shares (see page 19)
- Administrative costs related to the Review Choice Demonstration program and preparation for PDGM

Consolidated

- Increased interest expense associated with funding the Alacare acquisition, DOJ settlement[1], purchase of the home health rollover shares, and exercise of the stock appreciation rights (see page 19)
- Increased depreciation and amortization resulting from the acquisition of Alacare
- Investments of $3 million to $5 million in strategic initiatives, including post-acute solutions
- Ongoing effects of Hurricane Michael on operations in the Panama City, Florida market
- Diluted share count of ~100 million shares
- Tax rate of ~27%
- Adoption of new lease accounting standard resulted in a gross-up of assets and corresponding liabilities of ~$350 million and will not have a material impact on our income statement or statement of cash flows.

Encompass Health 16

Adjusted free cash flow(5) assumptions 6 Months 6 Months u Certain cash flow items 2018 2019 2018 2019 Increased 2019 (millions) Actual Actual Actual Assumptions assumption for cash interest payments due to funding of the acquisition of Cash interest payments (net Alacare (see of amortization of debt $71.3 $72.9 $143.3 $155 to $165 page 5), DOJ (1) discounts and fees) Settlement , and put of home health rollover shares and SARs (see page 19); Cash payments for income former range was $51.4 $32.6 $114.8 $110 to $130 taxes, net of refunds $145 million to $155 million u Increased 2019 Working capital and other $(21.3) $55.5 $(48.1) $30 to $50 assumption for free cash flow due to increased Adjusted EBITDA guidance range partially Maintenance CAPEX $72.1 $64.1 $152.9 $160 to $170 offset by higher cash interest expense (see pages 15 and 16); former range was $420 Adjusted free cash flow $281.4 $270.0 $538.1 $425 to $505 million to $500 million Encompass Health Reconciliations to GAAP provided on pages 39-47; Refer to pages 48-49 for end notes. 17

Uses of free cash flow 6 Months 2019 2019 2018 Actuals Assumptions Actuals IRF bed expansions $21.0 $40 to $50 $22.3 New IRFs - De novos 48.3 85 to 115 76.4 - Acquisitions — opportunistic — - Replacement IRFs and other 37.0 90 to 110 24.5 Growth in core Home health and hospice acquisitions business - Alacare Home Health and Hospice — 217.5 — - Camellia Healthcare — — 131.4 - All other 13.7 ~50 12.5 $482 to $543, excluding IRF Quarterly cash dividend currently $120.0 acquisitions $267.1 set at $0.28 per common share(7) Debt reduction Debt (borrowings) redemptions, net $(243.3) $ TBD $63.3 Cash dividends on common stock(7) 54.9 ~108 100.8 Shareholder Purchase of Home Health Holdings and other rollover shares and exercise of SARs distributions (see page 19) 13.4 231.6 69.4 Common stock repurchases 43.8 opportunistic — $(131.2) $TBD $233.5 ~$206 million authorization as of June 30, 2019(2) Encompass Health See the debt schedule on page 28. Refer to pages 48-49 for end notes. 18

Overview of rollover shares and SARs held by members of the home health and hospice management team

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vest on Jan. 1, 2020. Once vested, they are exercisable until they expire on Dec. 31, 2024 or in connection with termination of employment.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling ~ $385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts are added to the principal amount of the note(s). Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s).



Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20
Valuation	Fair value of the Rollover Shares and SARs is determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
	As of June 30, 2019, the value of the Rollover Shares was ~$326 million and the value of the SARs was ~$123 million.
Activity	In February 2018 and July 2019, holders exercised their rights to sell their Rollover Shares to EHC. Each exercise represented ~5.6% of the outstanding common shares of Home Health Holdings. EHC settled the acquisition of the February 2018 exercise upon payment of ~$65 million and expects to settle the acquisition of the July 2019 exercise upon payment of ~$163 million in Q3 2019. After settling the July 2019 exercise, management's ownership interest will be ~5.6%.
	In the first quarter of 2019, holders exercised a portion of their vested SARs for cash proceeds of ~$13 million. In July 2019, holders exercised the remaining portion of their vested SARs for cash proceeds of ~$55 million, which is expected to be paid in cash in Q3 2019.

Encompass Health 19

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap
83 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of June 30, 2019
● Inpatient rehabilitation hospitals ("IRFs")
● Home health locations
● Hospice locations
△ 5 Future IRFs**
37 States and Puerto Rico ~41,700 employees

The 23 home health and 23 hospice locations acquired in the acquisition of Alacare on July 1, 2019 are excluded from these tables.

Inpatient rehabilitation - 06/30/19	
131	IRFs (46 are joint ventures)
32	States and Puerto Rico
~30,800	Employees
22%	of licensed beds†
30%	of Medicare patients served†
Key statistics - trailing 4 quarters	
182,016	Inpatient discharges
~$3.4	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 06/30/19	
222	Home health locations
59	Hospice locations
31	States
~10,900	Employees
Key statistics - trailing 4 quarters	
145,287	Home health admissions
8,786	Hospice admissions
~$1.0	Billion in revenue

* Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2017 data
Note: One of the 131 IRFs, two of the 222 home health locations, and one of the 59 hospice locations are nonconsolidated. These locations are accounted for using the equity method of accounting.

Encompass Health 21

Rebranding and name change

The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.

JULY 2017
Announced planned name change

JAN. 2018
Legally changed name and stock ticker to Encompass Health Corporation (EHC)

APRIL 2018
Phase 1 field asset conversions

JULY 2018
Phase 2 field asset conversions

OCT. 2018
Phase 3 field asset conversions

JAN. 2019
Phase 4 field asset conversions; transition complete

Encompass Health

As of Jan. 1, 2019, all of the Company's hospitals and home health and hospice locations have been transitioned to the Encompass Health brand.

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 million	~$1 million	~$18 million
Capital expenditures	~$1 million	~$3 million	~$3 million	~$7 million
Total rebranding investment	~$7 million	~$14 million	~$4 million	~$25 million

*Included in corporate general and administrative expenses line item

Encompass Health 22

Expansion activity Inpatient Rehabilitation Facilities - As of June 30, 2019 Previously announced IRF # of New Beds 5 development projects 2019 2020 2021 underway as of June 30, 2019 De novo: 3 1 Murrieta, CA 50 — — New states 2 Katy, TX 40 3 Sioux Falls, SD — 40 — Q2 2019 expansion activity highlights: 4 Coralville, IA — 40 — u Began operating a new 40-bed inpatient Joint ventures: rehabilitation hospital in Lubbock, Texas in May Lubbock, TX 40 — — 2019, a joint venture with University Medical Boise, ID 40 — — Center Health System 5 u Bed expansions, net* ~150 ~100 ~100 Added 81 beds to existing hospitals ~320 ~180 ~100 Home Health and Hospice Locations Q2 2019 expansion activity highlights: # of Locations u Opened one new home health location in South Dec. 31, 2018 278 Carolina Acquisitions 2 u Acquired Alacare Home Health and Hospice on July 1, Opening of new locations 2 2019 ü Merging of locations (1) 23 home health and 23 hospice locations across June 30, 2019 281 Alabama (not included in location count as of June 30, 2019) Encompass Health * Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. 23

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- In late 2017, CMS implemented the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q2 2019	$3.5	$(1.7)	$1.1	$–
Q1 2019	1.6	(2.5)	0.5	–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–
Q3 2017	7.4	(6.2)	2.2	–
Q2 2017	16.5	(7.7)	4.9	–
Q1 2017	19.0	(5.9)	5.7	–
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	–
Q2 2016	18.7	(4.9)	4.6	–

Impact to Balance Sheet

	June 30, 2019	Dec. 31, 2018	Dec. 31, 2017
		(In Millions)	
Pre-payment claims denials	$ 156.1	$ 158.1	$ 164.0
Recorded reserves	(46.8)	(47.4)	(49.2)
Net accounts receivable from pre-payment claims denials	**$ 109.3**	**$ 110.7**	**$ 114.8**

Encompass Health 24

Business outlook: 2019 to 2021 2019 2020 2021 • Enhance clinical collaboration between the Company’s IRFs and home health locations Key • Build stroke market share (https://ehc.news/LifeAfterStroke) operational • Develop and implement post-acute solutions initiatives • Implement changes to reimbursement models in both business segments • Participate in alternative payment models • Same-store IRF growth Core • New-store IRF growth (de novos and acquisitions) growth • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion of service Ÿ Consider acquisitions of other complementary businesses offerings Strong balance sheet • Maintain real estate ownership strategy and balance sheet flexibility Shareholder • Quarterly cash dividends on common stock and other • Opportunistic common stock repurchases distributions • Purchases of Home Health Holdings rollover shares and exercises of SARs Encompass Health 25

Business outlook 2019 to 2021: revenue assumptions

Volume (includes new stores)	Inpatient Rehabilitation* 3+% annual discharge growth			Home Health* 10+% annual admission growth		
Medicare Pricing *Amounts are approximations*	Approx. 73% of segment revenue			Approx. 85% of segment revenue		
	FY 2019 Q418-Q319 Final Rule	FY 2020 Q419-Q320[8] Proposed Rule	FY 2021 Q420-Q321 Estimate†	CY 2019 Q119-Q419 Final Rule	CY 2020 Q120-Q420[9] Proposed Rule	CY 2021 Q121-Q421 Estimate†
Market basket update	2.9%	3.0%	3.3%	3.0%	1.5%	3.2%
Healthcare reform reduction	(0.75%)	-	-	-	-	-
Legislative changes to the rural add-on program[9]	-	-	-	(0.1%)	(0.2%)	(0.1%)
Change in outlier fixed-dollar loss ratio	-	-	-	0.1%	-	-
Healthcare reform productivity adjustment	(0.8%)	(0.5%)	(0.6%)	(0.8%)	-	(0.6%)
Net market basket update	1.35%	2.5%	2.7%	2.2%	1.3%	2.5%
Change in wage index and other labor adjustments	(0.1%)	(0.1%)	-	-	-	-
Change in CMG relative weights and average length of stay values[8]	(0.1%)	(2.4%) to (2.65%)	-	-	-	-
Change in outlier threshold	(0.0%)	(0.0%)	-	-	-	-
Impact from case mix re-weighting	-	-	-	(0.7%)	-	-
Estimated impact to Encompass Health	**1.2%**	**0% to (0.25)%**		**1.5%**	**(2.8%)****	
Medicare Advantage and managed care pricing	Approx. 20% of revenue			Approx. 13% of revenue		
Expected increases	**2-4%**	**1-3%**	**2-4%**	**0-2%**	**0-2%**	**0-2%**

* Outpatient and hospice, which services accounted for 5.0% of total operating revenues for full-year 2018, are not included in the pricing assumptions.
** Estimated PDGM impact of (4.1%) plus 1.3% net market basket update; **excludes assumed behavioral change reduction of 8.0%.**[9]

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.
Refer to pages 48-49 for end notes.

Encompass Health 26

Business outlook 2019 to 2021: labor and other expense assumptions

Inpatient Rehabilitation

Home Health and Hospice

Salaries and Benefits	2019	2020	2021
Salary increases	2.75-3.25%	2.75-3.25%	2.85-3.35%
Benefit costs increases	6-8%	5-10%	5-10%

Segment Operating Expenses


Salaries
and benefits
~70%
Other
expenses
~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%


Salaries
and benefits
~85%
Other
expenses
~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

Encompass Health 27

Debt schedule Change in June 30, December 31, Debt vs. ($millions) 2019 2018 YE 2018 Advances under $700 million revolving credit facility, September 2022 - LIBOR +150bps $ 335.0 $ 30.0 $ 305.0 Term loan facility, September 2022 - LIBOR +150bps 272.8 280.1 (7.3) Bonds Payable: 5.125% Senior Notes due 2023 297.0 296.6 0.4 5.75% Senior Notes due 2024(3) 1,095.5 1,194.7 (99.2) 5.75% Senior Notes due 2025 345.3 345.0 0.3 Other notes payable 16.9 104.2 (87.3) Finance lease obligations 395.2 263.8 131.4 Long-term debt $ 2,757.7 $ 2,514.4 $ 243.3 Debt to Adjusted EBITDA 2.9x 2.8x Encompass Health Reconciliations to GAAP provided on pages 39-47 Refer to pages 48-49 for end notes. 28

Debt maturity profile - face value As of June 30, 2019* Callable beginning September 2020 ($ in millions) Callable beginning November 2017(3) $326 Available $1,100 Callable beginning Senior March 2018 Notes Revolver 5.75% $335 Drawn capacity + $39 reserved for $350 Senior LC’s $273 $300 Senior Revolver Notes 5.75% Term Loans Notes 5.125% 2018 2021 2022 2022 2023 2024 2025 No significant debt maturities prior to 2022 * This chart does not include ~$395 million of finance lease obligations or ~$17 million of other notes payable. Encompass Health See the debt schedule on page 28; Refer to pages 48-49 for end notes. 29

New-store/same-store growth Inpatient Rehabilitation 25.0 Shelby County, AL (34 beds) 20.0 Bryan, TX (49 beds) Bluffton, SC (38 beds) Broken Arrow, OK (22 beds) Pearland, TX 15.0 Murrells Inlet, (40 beds) Lubbock, TX Gulfport, MS (33 beds) SC (29 beds) (40 beds) Westerville, OH (60 beds) 10.0 Jackson, TN Winston-Salem, Modesto, CA (48 beds) NC (68 beds) (50 beds) 5.0 0.0 Discharges Q3Q3 20162016 Q4Q4 20162016 Q1Q1 20172017 Q2Q2 20172017 Q3Q3 20172017 Q4Q4 20172017 Q1Q1 20182018 Q2Q2 20182018 QQ33 22018018 QQ44 22018018 QQ11 22019019 QQ22 22019019 New store 10.7% 1.3% 1.2% 1.9% 2.4% 2.0% 1.9% 1.6% 1.0% 1.7% 1.3% 1.5% Same store 1.9% 0.1% 1.6% 1.6% 1.4% 3.9% 4.8% 3.6% 2.0% 1.9% (0.2)% 2.2% Total by qtr. 12.6% 1.4% 2.8% 3.5% 3.8% 5.9% 6.7% 5.2% 3.0% 3.6% 1.1% 3.7% Total by year 10.8% 4.0% 4.6% Same-store year* 1.7% 1.8% 2.8% Same-store year UDS(10) (0.6)% (0.5)% 1.1% * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health Refer to pages 48-49 for end notes. 30

New-store/same-store growth Home Health Acquired CareSouth 60.0 (44 home health locations in 7 states) in November 2015 50.0 40.0 30.0 Acquired Camellia Healthcare (14 home health locations in 3 states) in May 2018 20.0 10.0 0.0 Admissions QQ33 2 2016016 QQ44 22016016 QQ11 22017017 QQ22 22017017 QQ33 22017017 QQ44 22017017 QQ11 22018018 QQ22 22018018 QQ33 22018018 QQ44 22018018 Q1Q1 20192019 Q2Q2 20192019 New store 35.4% 8.1% 5.7% 6.4% 6.7% 3.5% 2.5% 5.3% 5.4% 5.3% 5.7% 2.9% Same store* 15.3% 14.0% 13.9% 13.3% 8.8% 10.1% 7.4% 5.1% 3.8% 5.4% 6.4% 8.3% Total by quarter 50.7% 22.1% 19.6% 19.7% 15.5% 13.6% 9.9% 10.4% 9.2% 10.7% 12.1% 11.2% Total by year 43.6% 17.0% 10.0% Same-store year* 13.7% 11.4% 5.6% u In 2016, the Company acquired or opened 10 home health locations. u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 3 home health locations. Encompass Health * Includes consolidated home health agencies classified as same store during each period 31

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q2 Q2 Q2 6 Months Full Year 2019 2018 2019 2018 2019 2018 2019 2018 2018 Medicare 72.1% 72.8% 84.7% 85.5% 74.9% 75.5% 75.4% 76.1% 75.9% Medicare Advantage 11.1% 9.4% 10.2% 9.3% 10.9% 9.4% 10.3% 9.1% 9.2% Managed care 9.9% 10.4% 3.1% 3.7% 8.3% 8.9% 8.3% 8.9% 8.8% Medicaid 3.1% 3.2% 1.8% 1.2% 2.8% 2.8% 2.8% 2.6% 2.6% Other third-party payors 1.2% 1.5% —% —% 0.9% 1.2% 0.9% 1.2% 1.1% Workers’ compensation 0.7% 0.8% 0.1% 0.1% 0.6% 0.7% 0.7% 0.7% 0.7% Patients 0.6% 0.5% —% 0.1% 0.5% 0.4% 0.5% 0.4% 0.5% Other income 1.3% 1.4% 0.1% 0.1% 1.1% 1.1% 1.1% 1.0% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Encompass Health 32

Inpatient rehabilitation operational and labor metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2019 2019 2018 2018 2018 2018 2018 (In Millions) Net patient revenue-inpatient $ 851.8 $ 847.6 $ 822.8 $ 798.4 $ 809.6 $ 817.1 $ 3,247.9 Net patient revenue-outpatient and other revenues 22.1 22.5 22.9 27.2 25.0 23.2 98.3 Net operating revenues $ 873.9 $ 870.1 $ 845.7 $ 825.6 $ 834.6 $ 840.3 $ 3,346.2 (Actual Amounts) Discharges(11) 46,679 45,609 45,498 44,230 45,010 45,108 179,846 Net patient revenue per discharge $ 18,248 $ 18,584 $ 18,084 $ 18,051 $ 17,987 $ 18,114 $ 18,059 Outpatient visits 104,566 102,028 111,399 119,006 131,041 127,308 488,754 Average length of stay 12.5 12.8 12.5 12.7 12.5 12.7 12.6 Occupancy % 70.6% 72.3% 68.8% 68.9% 70.1% 71.9% 69.3% # of licensed beds 9,062 8,941 8,966 8,888 8,848 8,831 8,966 Occupied beds 6,398 6,464 6,169 6,124 6,202 6,349 6,213 Full-time equivalents (FTEs)(12) 21,570 21,345 21,199 21,119 21,010 20,978 21,076 Contract labor 227 246 266 237 248 285 259 Total FTE and contract labor 21,797 21,591 21,465 21,356 21,258 21,263 21,335 EPOB(13) 3.41 3.34 3.48 3.49 3.43 3.35 3.43 Refer to pages 48-49 for end notes. Encompass Health 33

Home health and hospice operational metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2019 2019 2018 2018 2018 2018 2018 (In Millions) Net home health revenue $ 222.7 $ 219.5 $ 215.3 $ 209.2 $ 204.8 $ 185.3 $ 814.6 Net hospice revenue 38.4 34.4 35.0 32.8 28.3 20.4 116.5 Net operating revenues $ 261.1 $ 253.9 $ 250.3 $ 242.0 $ 233.1 $ 205.7 $ 931.1 Home Health: (Actual Amounts) Admissions(14) 37,828 37,944 35,151 34,364 34,026 33,855 137,396 Recertifications 28,129 28,282 29,530 28,733 28,089 25,229 111,581 Episodes 66,881 63,626 64,037 61,765 61,238 56,658 243,698 Average revenue per episode $ 2,959 $ 3,057 $ 2,972 $ 2,995 $ 2,968 $ 2,934 $ 2,968 Episodic visits per episode 17.1 17.7 17.4 17.6 17.5 17.9 17.6 Total visits 1,325,362 1,308,610 1,285,150 1,259,055 1,240,490 1,174,950 4,959,645 Cost per visit $ 76 $ 75 $ 76 $ 77 $ 76 $ 75 $ 76 Hospice: Admissions(15) 2,324 2,378 2,030 2,054 1,797 1,593 7,474 Patient days 259,501 239,022 231,515 223,834 192,404 143,231 790,984 Average daily census 2,852 2,656 2,516 2,433 2,114 1,591 2,167 Revenue per day $ 148 $ 144 $ 151 $ 147 $ 148 $ 142 $ 147 Encompass Health Refer to pages 48-49 for end notes. 34

Share information Weighted Average for the Period Q2 6 Months Full Year 2019 2018 2019 2018 2018 2017 2016 Basic shares outstanding(16) 98.0 97.9 98.2 97.9 97.9 93.7 89.1 Convertible senior subordinated notes(16) — — — — — 4.0 8.5 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.3 1.7 1.3 1.7 1.9 1.6 1.9 Diluted shares outstanding 99.3 99.6 99.5 99.6 99.8 99.3 99.5 End of Period Q2 6 Months Full Year (Millions) 2019 2018 2019 2018 2018 2017 2016 Basic shares outstanding(16) 97.8 98.0 97.8 98.0 97.6 97.6 88.3 Encompass Health Refer to pages 48-49 for end notes. 35

Segment operating results

	Q2 2019				Q2 2018			
(In Millions)	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 873.9	$ 261.1	$ —	$ 1,135.0	$ 834.6	$ 233.1	$ —	$ 1,067.7
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(443.6)	—	(179.3)	(622.9)	(416.5)	—	(161.7)	(578.2)
Other operating expenses[(a)]	(127.2)	—	(21.3)	(148.5)	(126.9)	—	(20.1)	(147.0)
Supplies	(36.7)	—	(5.0)	(41.7)	(34.7)	—	(4.6)	(39.3)
Occupancy	(16.3)	—	(4.0)	(20.3)	(16.0)	—	(3.5)	(19.5)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(119.9)	119.9	—	—	(109.1)	109.1	—
Support and overhead costs	—	(89.7)	89.7	—	—	(80.8)	80.8	—
	(623.8)	(209.6)	—	(833.4)	(594.1)	(189.9)	—	(784.0)
Other income[(b)]	1.9	—	—	1.9	1.2	0.5	—	1.7
Equity in net income of nonconsolidated affiliates	1.4	0.4	—	1.8	1.6	0.4	—	2.0
Noncontrolling interests[(c)]	(19.5)	(2.8)	—	(22.3)	(19.8)	(2.5)	—	(22.3)
Segment Adjusted EBITDA	**$ 233.9**	**$ 49.1**	**$ —**	**283.0**	**$ 223.5**	**$ 41.6**	**$ —**	**265.1**
General and administrative expenses[(d)(e)]				(30.8)				(33.5)
Adjusted EBITDA				**$ 252.2**				**$ 231.6**

In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal of assets	$ 1.4	$ (0.1)	$ —	$ 1.3	$ 2.4	$ —	$ —	$ 2.4
(b) Change in fair market value of equity securities	$ (0.3)	$ —	$ —	$ (0.3)	$ 0.4	$ —	$ —	$ 0.4
(c) SARs mark-to-market impact on noncontrolling interests (see page 19)	$ —	$ (2.6)	$ —	$ (2.6)	$ —	$ (0.9)	$ —	$ (0.9)
(d) Stock-based compensation	$ —	$ —	$ —	$ 45.9	$ —	$ —	$ —	$ 21.4
(e) Transaction costs	$ —	$ —	$ —	$ 0.4	$ —	$ —	$ —	—

Encompass Health

Reconciliations to GAAP provided on pages 39-47

36

Segment operating results

(In Millions)	Six Months Ended June 30, 2019 IRF	Home Health and Hospice	Reclasses	Consolidated	Six Months Ended June 30, 2018 IRF	Home Health and Hospice	Reclasses	Consolidated
Net operating revenues	$ 1,744.0	$ 515.0	$ —	$ 2,259.0	$ 1,674.9	$ 438.8	$ —	$ 2,113.7
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(888.6)	—	(354.9)	(1,243.5)	(840.7)	—	(307.7)	(1,148.4)
Other operating expenses[(a)]	(254.8)	—	(42.7)	(297.5)	(249.8)	—	(37.6)	(287.4)
Supplies	(72.3)	—	(9.5)	(81.8)	(70.6)	—	(8.6)	(79.2)
Occupancy	(32.1)	—	(7.8)	(39.9)	(31.5)	—	(6.6)	(38.1)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(236.4)	236.4	—	—	(207.7)	207.7	—
Support and overhead costs[(b)]	—	(178.5)	178.5	—	—	(152.8)	152.8	—
	(1,247.8)	(414.9)	—	(1,662.7)	(1,192.6)	(360.5)	—	(1,553.1)
Other income[(c)]	4.7	—	—	4.7	1.7	0.5	—	2.2
Equity in net income of nonconsolidated affiliates	3.5	0.8	—	4.3	3.6	0.7	—	4.3
Noncontrolling interests[(d)]	(40.5)	(5.5)	—	(46.0)	(40.3)	(4.4)	—	(44.7)
Segment Adjusted EBITDA	**$ 463.9**	**$ 95.4**	**$ —**	**559.3**	**$ 447.3**	**$ 75.1**	**$ —**	**522.4**
General and administrative expenses[(e)(f)]				(64.2)				(67.5)
Adjusted EBITDA				**$ 495.1**				**$ 454.9**

In arriving at Adjusted EBITDA, the following were excluded:

	IRF	Home Health and Hospice	Reclasses	Consolidated	IRF	Home Health and Hospice	Reclasses	Consolidated
(a) Loss (gain) on disposal of assets	$ 2.5	$ (0.1)	$ —	$ 2.4	$ 3.2	$ —	$ —	$ 3.2
(b) Payroll taxes on SARs exercise	$ —	$ 0.2	$ —	$ 0.2	$ —	$ —	$ —	$ —
(c) Change in fair market value of equity securities	$ (1.2)	$ —	$ —	$ (1.2)	$ 1.0	$ —	$ —	$ 1.0
(d) SARs mark-to-market impact on noncontrolling interests (see page 19)	$ —	$ (3.4)	$ —	$ (3.4)	$ —	$ (1.9)	$ —	$ (1.9)
(e) Stock-based compensation	$ —	$ —	$ —	$ 65.3	$ —	$ —	$ —	$ 47.5
(f) Transaction costs	$ —	$ —	$ —	$ 1.0	$ —	$ —	$ —	$ 1.0

Encompass Health

Reconciliations to GAAP provided on pages 39-47

37

Segment operating results Year Ended December 31, 2018 Home Health and (In Millions) IRF Hospice Reclasses Consolidated Net operating revenues $ 3,346.2 $ 931.1 $ — $ 4,277.3 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,701.5) — (652.5) (2,354.0) Other operating expenses(a) (502.3) — (77.1) (579.4) Supplies (140.6) — (18.1) (158.7) Occupancy (63.8) — (14.2) (78.0) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (438.4) 438.4 — Support and overhead costs — (323.5) 323.5 — (2,408.2) (761.9) — (3,170.1) Other income(b) 3.6 0.5 — 4.1 Equity in net income of nonconsolidated affiliates 7.5 1.2 — 8.7 Noncontrolling interests(c) (77.2) (8.5) — (85.7) Segment Adjusted EBITDA $ 871.9 $ 162.4 $ — 1,034.3 General and administrative expenses(d)(e) (133.3) Adjusted EBITDA $ 901.0 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ 5.7 $ — $ — $ 5.7 (b) Change in fair market value of equity securities $ 1.9 $ — $ — $ 1.9 (c) SARs mark-to-market impact on noncontrolling interests (see page 19) $ — $ (2.6) $ — $ (2.6) (d) Stock-based compensation $ — $ — $ — $ 85.9 (e) Transaction costs $ — $ — $ — $ 1.0 Encompass Health Reconciliations to GAAP provided on pages 39-47 38 .

Reconciliation of net income to Adjusted EBITDA(6) 2019 Q1 Q2 6 Months Per Per Per (in millions, except per share data) Total Share Total Share Total Share Net Income $ 125.2 $ 110.9 $ 236.1 Loss from disc ops, net of tax, attributable to Encompass Health 0.5 0.1 0.6 Net income attributable to noncontrolling interests (22.9) (19.7) (42.6) Income from continuing operations attributable to Encompass Health* 102.8 $ 1.04 91.3 $ 0.92 194.1 $ 1.95 Provision for income tax expense 30.8 23.5 54.3 Interest expense and amortization of debt discounts and fees 37.2 37.7 74.9 Depreciation and amortization 52.5 52.7 105.2 Loss on early extinguishment of debt — 2.3 2.3 Net noncash loss on disposal of assets 1.1 1.3 2.4 Stock-based compensation expense 19.4 45.9 65.3 Transaction costs 0.6 0.4 1.0 SARs mark-to-market impact on noncontrolling interests (see page 19) (0.8) (2.6) (3.4) Change in fair market value of equity securities (0.9) (0.3) (1.2) Payroll taxes on SARs exercise 0.2 — 0.2 Adjusted EBITDA $ 242.9 $ 252.2 $ 495.1 Weighted average common shares outstanding: Basic 98.4 98.0 98.2 Diluted 99.7 99.3 99.5 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Encompass Health Refer to pages 48-49 for end notes. 39

Reconciliation of net income to Adjusted EBITDA(6)

	2018									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 105.2		$ 113.2		$ 109.3		$ 47.7		$ 375.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.5		(0.2)		0.1		(1.5)		(1.1)	
Net income attributable to noncontrolling interests	(21.4)		(21.4)		(20.7)		(19.6)		(83.1)	
Income from continuing operations attributable to Encompass Health*	84.3	$ 0.85	91.6	$ 0.92	88.7	$ 0.89	26.6	$ 0.26	291.2	$ 2.92
Gov't, class action, and related settlements	—		—		—		52.0		52.0	
Provision for income tax expense	30.0		29.3		30.2		29.4		118.9	
Interest expense and amortization of debt discounts and fees	35.6		37.7		37.3		36.7		147.3	
Depreciation and amortization	45.9		49.7		51.2		52.9		199.7	
Net noncash loss (gain) on disposal of assets	0.8		2.4		(1.0)		3.5		5.7	
Stock-based compensation expense	26.1		21.4		18.1		20.3		85.9	
Transaction costs	1.0		—		—		—		1.0	
SARs mark-to-market impact on noncontrolling interests (see page 19)	(1.0)		(0.9)		(0.3)		(0.4)		(2.6)	
Change in fair market value of equity securities	0.6		0.4		0.1		0.8		1.9	
Adjusted EBITDA	$ 223.3		$ 231.6		$ 224.3		$ 221.8		$ 901.0	
Weighted average common shares outstanding:										
Basic		97.8		97.9		98.0		98.0		97.9
Diluted		99.4		99.6		100.0		100.0		99.8

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.

Refer to pages 48-49 for end notes.

40

Net cash provided by operating activities reconciled to Adjusted EBITDA(6) Q2 6 Months Full Year (In Millions) 2019 2018 2019 2018 2018 Net cash provided by operating activities $ 145.4 $ 169.2 $ 305.3 $ 385.5 $ 762.4 Interest expense and amortization of debt discounts and fees 37.7 37.7 74.9 73.3 147.3 Equity in net income of nonconsolidated affiliates 1.8 2.0 4.3 4.3 8.7 Net income attributable to noncontrolling interests in continuing operations (19.7) (21.4) (42.6) (42.8) (83.1) Amortization of debt-related items (1.0) (1.0) (2.0) (2.0) (4.0) Distributions from nonconsolidated affiliates (2.5) (2.3) (4.6) (3.5) (8.3) Current portion of income tax expense 25.5 29.9 53.7 62.9 128.0 Change in assets and liabilities 65.2 18.4 101.7 (22.3) (46.0) Cash used in (provided by) operating activities of discontinued operations 1.5 (0.1) 4.5 0.6 (0.8) Transaction costs 0.4 — 1.0 1.0 1.0 SARs mark-to-market impact on noncontrolling interests (see page 19) (2.6) (0.9) (3.4) (1.9) (2.6) Payroll taxes on SARs exercise — — 0.2 — — Change in fair market value of equity securities (0.3) 0.4 (1.2) 1.0 1.9 Other 0.8 (0.3) 3.3 (1.2) (3.5) Adjusted EBITDA $ 252.2 $ 231.6 $ 495.1 $ 454.9 $ 901.0 Encompass Health Refer to pages 48-49 for end notes. 41

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Six Months Ended Year Ended June 30, June 30, December 31, 2019 2018 2019 2018 2018 (In Millions) Total segment Adjusted EBITDA $ 283.0 $ 265.1 $ 559.3 $ 522.4 $ 1,034.3 General and administrative expenses (77.1) (54.9) (130.5) (116.0) (220.2) Depreciation and amortization (52.7) (49.7) (105.2) (95.6) (199.7) Loss on disposal of assets (1.3) (2.4) (2.4) (3.2) (5.7) Government, class action, and related settlements — — — — (52.0) Loss on early extinguishment of debt (2.3) — (2.3) — — Interest expense and amortization of debt discounts and fees (37.7) (37.7) (74.9) (73.3) (147.3) Net income attributable to noncontrolling interests 19.7 21.4 42.6 42.8 83.1 SARs mark-to-market impact on noncontrolling interests (see page 19) 2.6 0.9 3.4 1.9 2.6 Change in fair market value of equity securities 0.3 (0.4) 1.2 (1.0) (1.9) Payroll taxes on SARs exercise — — (0.2) — — Income from continuing operations before income tax expense $ 134.5 $ 142.3 $ 291.0 $ 278.0 $ 493.2 Encompass Health 42

Reconciliation of net cash provided by operating activities to adjusted free cash flow(5) Q2 6 Months Full Year (In Millions) 2019 2018 2019 2018 2018 Net cash provided by operating activities $ 145.4 $ 169.2 $ 305.3 $ 385.5 $ 762.4 Impact of discontinued operations 1.5 (0.1) 4.5 0.6 (0.8) Net cash provided by operating activities of continuing operations 146.9 169.1 309.8 386.1 761.6 Capital expenditures for maintenance (34.5) (36.0) (64.1) (72.1) (152.9) Distributions paid to noncontrolling interests of consolidated affiliates (17.0) (19.8) (36.5) (35.2) (75.4) Items non-indicative of ongoing operating performance: Cash paid for government, class action, and related settlements 46.4 — 46.4 — — Transaction costs and related assumed liabilities 0.4 (2.1) 1.0 (1.7) 0.5 Cash paid for SARs exercise — — 13.4 4.3 4.3 Adjusted free cash flow $ 142.2 $ 111.2 $ 270.0 $ 281.4 $ 538.1 Cash dividends on common stock $ 26.6 $ 24.5 $ 54.9 $ 49.9 $ 100.8 Encompass Health Refer to pages 48-49 for end notes. 43

Adjusted EPS(4) - Q2 2019

		For the Three Months Ended June 30, 2019					
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
		(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	$ 252.2	$ —	$ —	$ —	$ —	$ —	$ 252.2
Depreciation and amortization	(52.7)	—	—	—	—	—	(52.7)
Loss on early extinguishment of debt[3]	(2.3)	—	2.3	—	—	—	—
Interest expense and amortization of debt discounts and fees	(37.7)	—	—	—	—	—	(37.7)
Stock-based compensation	(45.9)	31.4	—	—	—	—	(14.5)
Loss on disposal of assets	(1.3)	—	—	—	—	—	(1.3)
Transaction costs	(0.4)	—	—	—	0.4	—	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	2.6	(2.6)	—	—	—	—	—
Change in fair market value of equity securities	0.3	—	—	—	—	(0.3)	—
Income from continuing operations before income tax expense	114.8	28.8	2.3	—	0.4	(0.3)	146.0
Provision for income tax expense	(23.5)	(7.8)	(0.6)	(7.2)	(0.1)	0.1	(39.1)
Income from continuing operations attributable to Encompass Health	$ 91.3	$ 21.0	$ 1.7	$ (7.2)	$ 0.3	$ (0.2)	$ 106.9
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—						—
Numerator for diluted earnings per share	$ 91.3						$ 106.9
Diluted earnings per share from continuing operations*	$ 0.92	$ 0.21	$ 0.02	$ (0.07)	$ —	$ —	$ 1.08
Diluted shares used in calculation	99.3						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-49 for end notes.

44

Adjusted EPS(4) - Q2 2018 For the Three Months Ended June 30, 2018 Adjustments Mark-to- Market Change in Adjustment Fair Market on Stock Value of As Compensation Income Tax Equity As Reported Expense Adjustments Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 231.6 $ — $ — $ — $ 231.6 Depreciation and amortization (49.7) — — — (49.7) Interest expense and amortization of debt discounts and fees (37.7) — — — (37.7) Stock-based compensation (21.4) 10.8 — — (10.6) Loss on disposal of assets (2.4) — — — (2.4) SARs mark-to-market impact on noncontrolling interests (see page 19) 0.9 (0.9) — — — Change in fair market value of equity securities (0.4) — — 0.4 — Income from continuing operations before income tax expense 120.9 9.9 — 0.4 131.2 Provision for income tax expense (29.3) (2.8) (0.6) (0.1) (32.8) Income from continuing operations attributable to Encompass Health $ 91.6 $ 7.1 $ (0.6) $ 0.3 $ 98.4 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 91.6 $ 98.4 Diluted earnings per share from continuing operations* $ 0.92 $ 0.07 $ (0.01) $ — $ 0.99 Diluted shares used in calculation 99.6 Encompass Health * Adjusted EPS may not sum across due to rounding. 45 Refer to pages 48-49 for end notes.

Adjusted EPS[4] - YTD 2019

For the Six Months Ended June 30, 2019

(In Millions, Except Per Share Amounts)

	As Reported	Adjustments: Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Payroll Taxes on SARs exercise	As Adjusted
Adjusted EBITDA	$ 495.1	$ —	$ —	$ —	$ —	$ —	$ —	$ 495.1
Depreciation and amortization	(105.2)	—	—	—	—	—	—	(105.2)
Loss on early extinguishment of debt[3]	(2.3)	—	2.3	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(74.9)	—	—	—	—	—	—	(74.9)
Stock-based compensation	(65.3)	41.0	—	—	—	—	—	(24.3)
Loss on disposal of assets	(2.4)	—	—	—	—	—	—	(2.4)
Transaction costs	(1.0)	—	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	3.4	(3.4)	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—
Payroll taxes on SARs exercise	(0.2)	—	—	—	—	—	0.2	—
Income from continuing operations before income tax expense	248.4	37.6	2.3	—	1.0	(1.2)	0.2	288.3
Provision for income tax expense	(54.3)	(10.2)	(0.6)	(12.4)	(0.3)	0.3	—	(77.5)
Income from continuing operations attributable to Encompass Health	$ 194.1	$ 27.4	$ 1.7	$ (12.4)	$ 0.7	$ (0.9)	$ 0.2	$ 210.8
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—							—
Numerator for diluted earnings per share	$ 194.1							$ 210.8
Diluted earnings per share from continuing operations*	$ 1.95	$ 0.28	$ 0.02	$ (0.12)	$ 0.01	$ (0.01)	$ —	$ 2.12
Diluted shares used in calculation	99.5							

* Adjusted EPS may not sum across due to rounding.
Refer to pages 48-49 for end notes.

Encompass Health 46

Adjusted EPS(4) - YTD 2018 For the Six Months Ended June 30, 2018 Adjustments Mark-to- Market Change in Adjustment Fair Market on Stock Value of As Compensation Income Tax Transaction Equity As Reported Expense Adjustments costs Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 454.9 $ — $ — $ — $ — $ 454.9 Depreciation and amortization (95.6) — — — — (95.6) Interest expense and amortization of debt discounts and fees (73.3) — — — — (73.3) Stock-based compensation (47.5) 22.4 — — — (25.1) Loss on disposal of assets (3.2) — — — — (3.2) Transaction costs (1.0) — — 1.0 — — SARs mark-to-market impact on noncontrolling interests (see page 19) 1.9 (1.9) — — — — Change in fair market value of equity securities (1.0) — — — 1.0 — Income from continuing operations before income tax expense 235.2 20.5 — 1.0 1.0 257.7 Provision for income tax expense (59.3) (5.7) (0.7) (0.3) (0.3) (66.3) Income from continuing operations attributable to Encompass Health $ 175.9 $ 14.8 $ (0.7) $ 0.7 $ 0.7 $ 191.4 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 175.9 $ 191.4 Diluted earnings per share from continuing operations* $ 1.76 $ 0.15 $ (0.01) $ 0.01 $ 0.01 $ 1.92 Diluted shares used in calculation 99.6 Encompass Health * Adjusted EPS may not sum across due to rounding. 47 Refer to pages 48-49 for end notes.

End notes (1) As previously disclosed, since 2013, the Company had been cooperating with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, had been pending seven years. The Company is aware of no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for a cash payment of $48 million. (2) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of June 30, 2019, the remaining repurchase authorization was ~$206 million. (3) In June 2019, the Company redeemed $100 million of its 5.75% Senior Notes due 2024 at a price of 101.917%, which resulted in a total cash outlay of ~$102 million. The redemption was funded using cash on hand and funding under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $2.3 million loss on early extinguishment of debt in the second quarter of 2019. (4) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (5) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (6) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (7) On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.27 per common share. On July 23, 2019, the board of directors approved a $0.01 per share, or 3.7%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.28 per common share. Encompass Health * Reconciliations to GAAP provided on pages 39-47. 48

End notes, con’t. (8) On April 17, 2019, the Centers for Medicare and Medicaid Services (“CMS”) released its notice of proposed rule making for fiscal year 2020 under the inpatient rehabilitation facility prospective payment system (the “2020 Proposed IRF Rule”). Based on its analysis of the adjustments included in the proposed rule and other factors, including the acuity of the Company’s patients over the six-month period ended June 30, 2019, the Company currently estimates its Medicare payment rates for its inpatient rehabilitation segment will be flat to down 25 basis points in fiscal year 2020 (effective October 1, 2019). Beginning in FY 2020 (October 1, 2019), CMS proposes new case mix groupings, relative weights and length of stay values to reflect incorporation of CARE Tool assessment data. These changes will impact payment under the IRF-PPS. (9) On July 11, 2019, CMS released its notice of proposed rulemaking for calendar year 2020 (the “2020 Proposed HH Rule”) for home health agencies under the home health prospective payment system (the “HH-PPS”). The 2020 Proposed HH Rule would implement a net 1.3% market basket increase (market basket update of 1.5% reduced by 0.2% for an extension of the rural payment add-on factor) in 2020. Additionally, pursuant to the requirements of The Bipartisan Budget Act (“BBA”) of 2018, the 2020 Proposed HH Rule sets out significant changes to the HH-PPS, including a new payment system, referred to as the Patient- Driven Groupings Model (“PDGM”), that uses 30-day payment periods and relies more heavily on clinical characteristics and other patient information (such as principal diagnosis, functional level, referral source, and timing), rather than the current therapy service-use thresholds, to set payments. CMS also proposed an 8.0% reduction in the base payment rate for 2020 intended to offset the provider behavioral changes that CMS assumes PDGM will drive. The 2020 Proposed HH Rule would also eliminate by 2021 the process known as Request for Anticipated Payments (“RAPs”) which allows providers to seek reimbursement of either 50% or 60% of the estimated base payment for the full care episode at the beginning of that episode. As part of eliminating RAPs, CMS proposes that home health agencies would be required to submit certain documentation and information, through a notice of admission (“NOA”) within five days of initiating a care episode, with a payment penalty for failing to timely submit the NOA. CMS also proposed to adopt additional quality reporting measures and significantly increase the standardized patient assessment data elements collected by providers. Based on 2018 data and assuming no change in the foregoing and other factors, which are subject to potentially significant change, we estimate an approximate 2.8% incremental reduction (after the 1.3% net market basket update) in Medicare payments for 2020 assuming the PDGM is implemented on a budget neutral basis. (10) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (11) Represents discharges from 130 consolidated hospitals in Q2 2019; 129 consolidated hospitals in Q1 2019 and Q4 2018; 128 consolidated hospitals in Q3 2018; 127 consolidated hospitals in Q2 2018; and 126 consolidated hospitals in Q1 2018 (12) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (13) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (14) Represents home health admissions from 220 consolidated locations in Q2 2019; 219 consolidated locations in Q1 2019; 218 consolidated locations in Q4 2018; 214 consolidated locations in Q3 2018; 213 consolidated locations in Q2 2018; and 196 consolidated locations in Q1 2018 (15) Represents hospice admissions from 59 locations in Q2 and Q1 2019; 58 locations in Q4 2018; 57 locations in Q3 2018 and Q2 2018; and 38 locations in Q1 2018 (16) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. Encompass Health 49